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Exhibit 10.33

                               STRATEGIC ALLIANCE

This STRATEGIC ALLIANCE is made and effective this December 14, 2000 by and between UTEK CORPORATION, offices located at 202 South Wheeler Street, Plant City, Florida 33566 and DARTMOUTH COLLEGE offices located at 11 Rope Ferry Road, Hanover, New Hampshire 03755. Now, therefore, both parties agree as follows:

1. DARTMOUTH COLLEGE (DARTMOUTH) seeks to develop an effort to bring its intellectual property and technologies to the marketplace. The goal is to generate on-going royalties or other license revenue for DARTMOUTH to enhance it research capabilities, reward faculty members whose patents are licensed, and to develop new opportunities for sponsored research activities.

2. UTEK CORPORATION (UTEK) has developed a new U2B(TM) business model to provide a linkage between university intellectual capital and technology companies that can rapidly bring university inventions to the marketplace.

3. UTEK will review selected DARTMOUTH intellectual properties and/or new invention disclosures to assess their potential for successful commercialization. If UTEK determines that it has a potential interest in a specific technology, UTEK shall provide DARTMOUTH a brief summary, including UTEK's opinion regarding the potential marketability of the technology, within three (3) weeks. If a specific technology appears promising to UTEK and DARTMOUTH agrees to give UTEK an option, DARTMOUTH will apply for a patent for the selected technology (if it is not yet patented), with DARTMOUTH as the assignee. UTEK will receive a 12-month exclusive, royalty-free license option for the technology. UTEK will then use its best efforts to find a corporate licensee or otherwise commercialize the technology on terms acceptable to the DARTMOUTH. If UTEK is unable to find a DARTMOUTH acceptable licensee or corporate partner by the end of this 12-month period, all option rights to the technology will then revert back to DARTMOUTH, unless both parties agreed to extend. The defined Exclusive Option Agreement is contained in Exhibit A.

4. The term of this Strategic Alliance is five years, commencing on the date above.

5. Either party may terminate this Agreement at any time with sixty days (60) written notice.

6. During the term of this Agreement, both parties shall not disclose to anyone any confidential information. "Confidential Information" for the purposes of this Agreement shall include proprietary and confidential information such as, but not limited to, technology plans, research and development plans, designs, models, software, product specifications, marketing plans, patent applications, disclosures and new concepts.

Confidential information shall not include any information that:
A.       Is disclosed without restriction.
B.       Becomes publicly available through no act of the recipient.
C.       Is rightfully received by either party from a third party.
D.       Is disseminated in publications.

If UTEK customers / clients wish to review DARTMOUTH confidential information in order to determine their interest in licensing the intellectual property, UTEK will require the customer / client to execute a DARTMOUTH standard confidentiality agreement.

7. The parties to this Strategic Alliance agree that all public releases of information related to this Strategic Alliance by either party will require the written consent of the other party. In specific, UTEK acknowledges its disclosure obligation under SEC Regulation FD and the parties agree that any unintentional disclosure by either party that requires disclosure under Regulation FD will be immediately communicated to the other party.

8. This Agreement shall be governed by and be construed in accordance with the laws of the State of New Hampshire.

9. This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed, only by an Agreement in writing, signed by both of the parties.

10. Any notice to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by overnight courier service as follows;

UTEK CORPORATION                               DARTMOUTH COLLEGE
202 South Wheeler Street,                      Technology Transfer Office
Plant City, Florida 33566                      11 Rope Ferry Road,
                                               Hanover, New Hampshire 03755

11. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

UTEK CORPORATION                          DARTMOUTH COLLEGE
                                          11 ROPE FERRY ROAD, HANOVER, NH  03755

 /s/  Uwe Reischl                          /s/  John F. Kavanagh
---------------------------------------   --------------------------------------
By: Uwe Reischl, Ph.D., M.D., President   By:  John F. Kavanagh, Ph.D.  Director
                                          Office of Grants and Contracts